CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 19, 2017, relating to the financial statements and financial highlights, which appear in the U.S. Treasury Money Fund, U.S. Treasury Intermediate Fund, and U.S. Treasury Long-Term Fund’s (comprising T. Rowe Price U.S. Treasury Funds, Inc.), Annual Report on Form N-CSR for the year ended May 31, 2017. We also consent to the use in this Registration Statement of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 27, 2017